UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2009

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Neal A. Petrovich, 47, has joined Hampton Roads Bankshares, Inc. as Executive Vice President and Chief Financial Officer, effective February 17, 2009.

Prior to joining Hampton Roads Bankshares, Petrovich held various positions with American National Bankshares, Inc. (“American National”), the holding company to American National Bank and Trust Company (the “Trust Company”), and the Trust Company. Most recently, he was the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of American National and Executive Vice President, Chief Financial Officer, and Cashier of the Trust Company, positions he assumed at the end of 2005; prior thereto, from 2004 to 2005, he was the Senior Vice President, Chief Financial Officer and Cashier of the Trust Company. From 1988 to 2002, he was Chief Financial Officer at Bank of Tidewater, which was acquired by SouthTrust Bank. From 2002 to 2004, he served as a financial officer and administrative officer with SouthTrust where he was responsible for finance, administration and merger integration. Petrovich began his financial career in public accounting with Ernst & Young in 1984, where he left as a senior accountant in 1988. He is a certified public accountant and magna cum laude graduate of James Madison University. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia, the ABA Graduate School of Bank Investments and Financial Management, and the ABA National Commercial Lending School.

Petrovich has an extensive background in the banking field including treasury and financial management, investor relations, mergers and acquisitions, accounting and financial reporting, strategic planning, compliance and risk management, corporate governance, internal audit, credit administration, human resources and operations. He is active in the banking industry at the national and state level. He currently instructs financial management and accounting courses at the Virginia Bankers School of Bank Management at the University of Virginia and serves on the following committees: the American Bankers Association’s SEC and Corporate Governance Committee, the American Bankers Association’s Accounting Committee, and the FASB Small Business Advisory Committee He previously served on the board of directors of the VBA Benefits Corporation and as a member of the Virginia Bankers Association CFO Committee, of which he is the founding chairman.

Mr. Petrovich presently has no written employment contract with the company. His annual salary is $200,000. Mr. Petrovich’s is eligible to participate in the following compensation programs offered by the company: Supplemental Executive Retirement Plan, Executive Officers Bonus Plan, Stock Incentive Plan and the Executive Savings Plan. In addition, Mr. Petrovich is eligible to participate in all of the plans and arrangements that are generally available to all of the company’s salaried employees. All of the aforementioned plans are more fully discussed in the company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008. Other benefits extended to Mr. Petrovich include the personal use of a company automobile. He will also receive a $25,000 moving allowance to assist with his relocation expenses.

As an incentive to join the company, Mr. Petrovich will be issued 5,000 shares of restricted Hampton Roads Bankshares common stock. The restricted shares will vest immediately upon a change-of-control event or other customary circumstances; otherwise, the restriction will be removed on the fifth anniversary of Mr. Petrovich’s employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: February 17, 2009	By:	/s/ Jack W. Gibson
Jack W. Gibson
Vice Chairman and Chief Executive Officer